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SOFTWARE PURCHASE AGREEMENT

    This Software Purchase Agreement (the "Agreement") is entered into as of this 3rd day of July, 2001, by and between Torchmark Holdings Ltd., a Turks and Caicos Islands corporation (the "Seller"), and Dicom Imaging Systems, Inc., a Nevada corporation (the "Buyer"). The Buyer and the Seller are referred to herein individually as a "Party" and collectively as the "Parties."

RECITAL

    Seller wishes to sell to Buyer certain assets as described in Exhibit A associated with certain software and intellectual property it licenses to Buyer, and Buyer wishes to purchase such assets from Seller, in each case on the terms and conditions set forth in this Agreement.

AGREEMENTS

    Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

    1.  Definitions.

      1.1 "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller used, related to or otherwise required to operate the assets described on Exhibit A.

      1.2 "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      1.3 "Bill of Sale and Assignment and Assumption" means the Bill of Sale and Assignment and Assumption Agreement between the Buyer and the Seller in the form attached as Exhibit B, to be delivered by each Party to the other pursuant to the terms and conditions of this Agreement.

      1.4 "Buyer" has the meaning set forth in the preface above.

      1.5 "Closing" has the meaning set forth in Section 2.5 below.

      1.6 "Closing Date" has the meaning set forth in Section 2.5 below.

      1.7 "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      1.8 "Party" and "Parties" have the meanings set forth in the preface above.

      1.9 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      1.10   "Seller" has the meaning set forth in the preface above.

      1.11   "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental assessments, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

2.
Purchase and Sale of Assets.

      2.1 Transfer of Assets.  Seller hereby sells, assigns and transfers to Buyer all of Seller's right, title and interest in and to the Acquired Assets. This exclusive grant of rights shall include, but is not limited to, the rights to (i) offer, market, publish, reproduce, distribute, transmit, adapt, maintain, prepare derivative works, sell, license or otherwise make use of the Acquired Assets (including, without limitation, all subsequent editions, revisions, supplements to, and versions of the Acquired Assets, regardless of length, nature or state of development) throughout the world in any form or medium and in any language, and (ii) to license or otherwise transfer to others the rights commensurate herewith in connection with the Acquired Assets.

      2.2 Intellectual Property Rights.  As of the Closing Date, Buyer shall have the right to obtain and hold in its own name any intellectual property rights in and to the Acquired Assets and all copies and derivative works made therefrom (which shall include, but not be limited to, the right to file patent, copyright and trademark applications in the U.S. and throughout the world for the Acquired Assets in the name of Buyer). Seller hereby agrees that Buyer may act as attorney-in-fact to execute any documents that Buyer deems necessary to record this grant with the U.S. Patent and Trademark Office, the U.S. Copyright Office or elsewhere. Seller agrees that it will execute any documents or take any other actions as may reasonably be necessary, or as Buyer may reasonably request, to establish, confirm and defend Buyer's ownership of, and intellectual property rights in and to, the Acquired Assets and all copies and derivative works made therefrom. The cost of recording and registering ownership rights in the Acquired Assets shall be borne solely by Buyer.

      2.3 Delivery of Acquired Assets.  As of the Closing Date, Seller shall deliver to Buyer a complete set of all complete and partial copies of the Acquired Assets in all forms (including, without limitation, source code and object code for software components). The source code for the Acquired Assets delivered shall contain such code, libraries and other source components so that, when compiled, linked and otherwise manipulated to create the runtime/executable image for the Acquired Assets, creates a complete and fully operational run-time/executable version of the Acquired Assets.

      2.4 Purchase Price.  In consideration of the sale, transfer and conveyance to Buyer of the Purchased Assets, the Buyer shall, at the Closing, issue to the Seller five million, thirty-two thousand, six hundred and fifty-three (5,032,653) shares of the Buyer's common stock (the "Shares"). Notwithstanding the foregoing, if immediately following the Closing the aggregate percentage ownership of outstanding shares of Common Stock of Dicom Imaging Systems, Inc. owned by the Seller is less than fifty-one percent (51%) (which amount represents the target percentage ownership of Buyer by the Seller immediately following the Closing), then Buyer will issue to the Seller that additional number of shares of Common Stock of Buyer to increase the percentage ownership of the Seller to fifty-one (51%).

      2.5 Closing.  The closing shall take place at the offices of The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington, or at such other location as the parties may mutually agree (the "Closing"). The Closing shall take place commencing at 10:00 a.m. (Seattle time) on July 3, 2001 (the "Closing Date"); provided, however, that the Closing Date may be extended upon mutual agreement of the Parties.

    3.  Deliveries at the Closing.  At the Closing, (i) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 12,, (ii) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 11, and (iii) each Party shall deliver such other instruments of sale, transfer, conveyance, and assignment as the other Party or its counsel reasonably may request.

    4.  No Assumptions of Liabilities.  The Parties agree and acknowledge that the Buyer is not assuming any Liability or other obligations of the Seller pursuant to this Agreement.

    5.  Right to Repurchase Shares.  Upon the closing of the Transaction contemplated herein, the Buyer shall have the right, until September 3, 2001, to repurchase all of the Shares. This right of repurchase may be exercised at any time for no less than fifty percent (50%) of the Shares owned by the Seller. The purchase price for all of the Shares, which shall be adjusted on a pro rata basis if less than all of the Shares are purchased, shall be (i) the greater of Eleven United States Cents per Share (US $0.11) or (ii) the price equal to the closing price per share of Common Stock (as officially reported by the NASD Over-the-Counter Bulletin Board, or the principal securities exchange on which the Common Stock is listed or admitted to trading) as of the date of repurchase.

    6.  Repurchase of Acquired Assets.  The Seller shall repurchase the Acquired Assets in the event the Shares are not repurchased pursuant to Section 5 above, and either (i) the Buyer files a bankruptcy proceeding, (ii) any person commences any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed or, upon the appointment without the consent or acquiescence of the Seller of any trustee, receiver or liquidator of the Seller or of all or any substantial part of the properties of the Seller, such appointment shall not have been vacated, or (iii) the Seller is otherwise deemed insolvent (the "Seller Repurchase"). No later than ten (10) days after the event of a Seller Repurchase, Seller shall deliver and endorse to Buyer a share certificate representing the Shares and an executed assignment separate from certificate to Buyer, substantially in the form attached hereto as Exhibit C. Additionally, in the event of a Seller Repurchase, Buyer will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge, deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements, collateral agreements, assignments and filings with the Patent and Trademark Office and the Register of Copyrights, and execute any documents and take all such action as may reasonably be deemed necessary or advisable, or as requested by Seller, to assign the Acquired Assets and all copyrights, patents and trademarks associated with the Acquired Assets, to Seller and otherwise to carry out the intent and purposes of this Section 6, or for effecting, assuring and confirming the event of a Seller Repurchase.

    7.  Source Code Escrow Agreement.  Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall deliver one (1) copy of the source code for the Acquired Assets (the "Source Code") to The Otto Law Group, PLLC ("Escrow Holder"), 900 Fourth Avenue, Suite 3140, Seattle, Washington, 98164. The "Source Code" delivered into escrow under this Section 7 means a copy of the code, libraries and other source components so that, when compiled, linked and otherwise manipulated to create the runtime/executable image for the delivered software, creates a complete and fully operational run-time/executable version of the Purchased Assets. The Source Code shall be held in escrow until the earlier of (i) a Seller Repurchase, or (ii) a breach, termination or expiration of this Agreement. During the term of escrow, the Escrow Holder is hereby directed to permit transfer of the Source Code only in accordance with this Agreement or instructions signed by both parties. In the event the Escrow Holder desires further instructions, it shall be entitled to rely upon directions executed by the Seller, a majority of the authorized number of the Buyer's Board of Directors and Buyer. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of its own judgment. In the event of a Seller Repurchase, the Escrow Holder, upon receipt of written notice from the Seller and Buyer shall take all steps necessary to accomplish such transfer. Upon Seller obtaining access to the Source Code pursuant to this Section 7, Buyer grants Seller a non-terminable, worldwide, non-exclusive, fully paid-up right and license to use the Source Code for any purposes relating to maintaining, enhancing, preparing derivative works of and supporting the Source Code.

    8.  Representations and Warranties of the Seller.  The Seller represents and warrants to the Buyer that the statements contained in this Agreement are correct and complete as of the date of this Agreement and/or will be correct and complete as of the Closing Date.

      8.1 Organization of the Seller.  Torchmark Holdings Ltd. is a corporation duly organized, validly existing, and in good standing under the laws of the Turks and Caicos Islands.

      8.2 Authorization of Transaction.  The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

      8.3 Title to Assets.  By the Closing Date, Seller will have good and marketable title to all of the Acquired Assets, free and clear of any Liabilities, including all debts, obligations, claims, limitations, liens, security interests, restrictions on transfer, and/or any other encumbrances whatsoever on Acquired Assets delivered.

      8.4 Disclosure.  The representations and warranties contained in this Section 8 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 8 not misleading.

      8.5 Limitation of Representations and Warranties.  Except for the representations and warranties of the Buyer expressly set forth in the Section 9 below, the Buyer has not relied upon any representations and warranties in making its determination to enter into this Agreement and consummate the matters provided for herein

    9.  Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Seller that the statements contained in this Section 9 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

      9.1 Organization of the Buyer.  The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

      9.2 Authorization of Transaction.  The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

      9.3 Brokers' Fee.  The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

      9.5 Limitation of Representations and Warranties.  Except for the representations and warranties of the Seller expressly set forth in the Section 8 above, the Buyer has not relied upon any representations and warranties in making its determination to enter into this Agreement and consummate the matters provided for herein

      9.6 Disclosure.  The representations and warranties contained in this Section 9 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 9 not misleading.

    10. Covenants of the Parties.

      10.1   Notice of Developments.  Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 8 above and Section 9 above. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement this Agreement or the Exhibits hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      10.2   Joint Statement.  Promptly following the Closing, if requested by the Buyer, the Seller will cooperate in issuing a press release and/or joint statement to shareholders, suppliers, customers, and such other parties as may be agreed upon by the Buyer and the Seller, advising them of the transfer of Assets from the Seller to the Buyer hereunder.

      10.3   Approvals.  The Seller and the Buyer will use its best efforts to obtain the consents, approvals, contracts, and other similar assurances necessary to satisfy the conditions of this Agreement.

      10.4   Post-Closing Access and Cooperation.  Following the Closing, each Party will provide the other with reasonable access to such documents, books, records, agreements, contracts, plans and financial data regarding the Purchased Assets.,

    11. Conditions Precedent to Buyer's Obligations.  The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by the Buyer:

      11.1   the representations and warranties set forth in Section 8 shall be true and correct in all material respects at and as of the Closing Date;

      11.2   the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

      11.3   the Buyer shall have received from the Seller a signed counterpart of the Bill of Sale and Assignment Agreement in the form attached as Exhibit B conveying to Buyer all personal property to be acquired by Buyer pursuant to this Agreement and providing for the assignment to Buyer of the contract rights, and all other intangible personal property included in the Purchased Assets;

      11.4   the Seller shall have delivered to Buyer a complete set of all complete and partial copies of the Acquired Assets in all forms (including, without limitation, source code and object code for software components);

      11.5   all instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

      11.6   on the Closing Date, no order of any court or administrative agency shall be in effect which restrains, preliminarily or otherwise, or prohibits the transactions contemplated by this Agreement.

      11.7   the Seller shall have delivered to the Escrow Holder a copy of the Source Code to hold in escrow pursuant to the terms of Section 7 above.

      11.8   the Buyer must have received a certificate from an officer of the Seller certifying that an attached copy of the resolutions of the Board of Directors of the Seller approving this Agreement and the Seller's performance of the transactions it contemplates are true, complete, and correct, and remain unamended and in full force and effect;

    12. Conditions Precedent to Seller's Obligations.  The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by the Seller::

      12.1   the representations and warranties set forth in Section 9 shall be true and correct in all material respects at and as of the Closing Date;

      12.2   Buyer must have performed all obligations required to be performed by it under this Agreement prior to and on the Closing Date, including payment of the Purchase Price and delivery of a share certificate evidencing the Shares;

      12.3   the Seller shall have received from the Buyer a signed counterpart of the Bill of Sale Assignment Agreement in the form attached as Exhibit B, conveying to Buyer all personal property to be acquired by Buyer pursuant to this Agreement and providing for the assignment to

  Buyer of the contract rights, and all other intangible personal property included in the Purchased Assets;

      12.4   the Seller must have received a certificate from an officer of the Buyer certifying that an attached copy of the resolutions of the Board of Directors of the Buyer approving this Agreement and the Buyer's performance of the transactions it contemplates are true, complete, and correct, and remain unamended and in full force and effect;

      12.5   all instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

      12.6   on the Closing Date, no order of any court or administrative agency shall be in effect which restrains, preliminarily or otherwise, or prohibits the transactions contemplated by this Agreement.

    13. Termination.

      13.1 Termination of Agreement.  The Parties may terminate this Agreement as provided below:

    (i)
    the Buyer may terminate this Agreement by giving written notice to the Seller in the event that any of the conditions set forth in Section 11 above have not been satisfied or waived by the Closing Date (or such later date, if mutually agreed to by the Parties), unless the failure to satisfy any such condition results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement; and

    (ii)
    the Seller may terminate this Agreement by giving written notice to the Buyer in the event that any of the conditions set forth in Section 12 above have not been satisfied or waived by the Closing Date (or such later date, if mutually agreed to by the Parties), unless the failure to satisfy any such condition results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement.

      13.2   Effect of Termination.  The termination of this Agreement by either Party shall be without prejudice to the rights and remedies either party may have to recover its damages, expenses, and costs, including legal and professional fees, for any breach of this Agreement by the other. Regardless of termination, both the Buyer and the Seller shall continue to be bound by the provisions of Section 14 below.

    14. Confidentiality.  Whether or not the Parties consummate the transactions contemplated in this Agreement, neither the Seller nor the Buyer (i) shall not use any of the information disclosed to the Buyer concerning the Seller, or the Seller concerning the Buyer, as the case may be, or the Acquired Assets (including information about the Seller's or the Buyer's employees, its customers, or its marketing strategies) for any reason whatsoever; (ii) shall destroy or return to the Seller or the Buyer, as the case may be, as much of such written information as the Seller or the Buyer, as the case may be, may reasonably request, and (iii) shall maintain in confidence all such information, whether obtained in writing, orally, or otherwise, except for information generally known to the public other than through the Seller's or the Buyer's breach of the covenants of this Section.

    15. Miscellaneous.

      15.1   No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    15.2   Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communications hereunder shall be deemed duly given if (and then two business day after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:	Torchmark Holdings Ltd. P.O. Box 290 Caribbean Place Leeward Highway, Providenciales Turks & Caicos Islands Telephone: (649) 941-3521 Facsimile: (649) 941-5625 Email: smallwd@tciway.tc
If to the Buyer	Dicom Imaging Systems, Inc. #201—15047 Marine Drive White Rock, British Columbia V6B 1C5 Telephone: (604) 535-2521 Facsimile: (604) 535-7320 Email: dgane@dicom-image.com
If to Escrow Holder	The Otto Law Group, PLLC 900 Fourth Avenue, Suite 3140 Seattle, Washington 98104 Telephone: (206) 262-9545 Facsimile: (206) 262-9513 Email: tpuzzo@ottolaw.com

All notices, requests, demands or other communications to or upon the respective parties hereto must be in writing and will be deemed to have been given or made when (i) hand delivered, (ii) e-mailed, return confirmation requested by a Party or Escrow Holder and acknowledged by return e-mail by the other Party or Escrow Holder, or (iii) after the same is placed in the United States mail, certified, return receipt requested, to their respective addresses given below or to such other addresses as the parties pay from time to time specify to each other in writing.

      15.3   Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

      15.4   Amendments and Waivers.  This Agreement may be amended or waived only in writing signed by the party against which enforcement of the amendment or waiver is sought.

      15.5   Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      15.6   Expenses.  Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      15.7   Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      15.8   Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      15.9   Counterparts.  This Agreement and the Exhibits hereto may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile.

      15.10  Entire Agreement.  This Agreement and the Exhibits hereto constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written:

SELLER:

TORCHMARK HOLDINGS LTD.

By:

Name:

Title:

BUYER:

DICOM IMAGING SYSTEMS, INC.:

By:

Name:

Title:

ESCROW HOLDER:

THE OTTO LAW GROUP, PLLC
(signature limited to Section 7 of the Agreement)

By:

Name: David M. Otto
Title: Member

EXHIBIT A

    The Acquired Assets is defined as that certain image archiving and retrieval software defined in the License and Distribution Agreement dated March 24, 1999, between Torchmark Holdings Limited and Dicom Imaging Systems, Inc., and including, but not limited to, the following software modules and derivative software works created by Dicom Imaging Systems, Inc. in source code and object code formats:

ImagExplorer
ImagEditor
Whitener
Simulator
ImagExplorer Pro
ImagEditor Pro
MicroDental Smile Library

including all present and predecessor versions thereof and all works in progress relating to their correction, enhancement or modification, including both source code and object code versions and all supplements, enhancements and modifications thereto created by Seller or Buyer or otherwise, all audio and/or visual elements, whether stand-alone, web based, or fully functional software programs, and all associated help files, documentation and video training materials.

EXHIBIT B

BILL OF SALE
and
ASSIGNMENT AND ASSUMPTION

    THIS BILL OF SALE and ASSIGNMENT AND ASSUMPTION (the "Bill of Sale") is made this 3rd day of July, 2001 by and between Torchmark Holdings Ltd., a Turks and Caicos Islands corporation ("Seller"), and Dicom Imaging Systems, Inc., a Nevada corporation ("Buyer").

RECITALS

    A.  Seller and Buyer entered into that certain Software Purchase Agreement, dated of even date herewith (the "Agreement"), which provides, on the terms and conditions set forth therein, for the sale by Seller and purchase by Buyer of certain assets of Seller as set forth in the Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

    B.  The assets being sold by Seller and purchased by Buyer include, but are not limited to, certain of Seller's tangible and intangible personal property (the "Purchased Assets") as set forth in the Agreement.

    C.  Buyer desires to obtain all right, title and interest in and to any and all of the Purchased Assets.

    D.  This Bill of Sale is being executed and delivered in order to effect the sale of the Purchased Assets to Buyer, as provided in the Agreement.

    NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

    1.  Assignment.  Seller hereby sells, grants, conveys, bargains, transfers, assigns and delivers to Buyer, and to Buyer's successors and assigns, all of Seller's right, title and interest, legal and equitable, throughout the world, in and to the Purchased Assets, to have and to hold the same forever. This is a transfer and conveyance by Seller to Buyer of good and marketable title to the Purchased Assets, free and clear of all encumbrances except as provided in the Agreement or on the Exhibits thereto. Subject to the conditions and limitations contained in the Agreement, Seller hereby covenants and agrees to warrant and defend title to the Purchased Assets against any and all claims whatsoever to the extent represented and warranted to in the Agreement.

    2.  No Assumption of Liabilities.  Buyer is not hereby assuming, and the Buyer shall not assume or otherwise be obligated to pay, perform, satisfy or discharge, any liabilities or obligations of Seller or the Purchased Assets.

    3.  Further Assurances.  Seller agrees that it will, at Buyer's request at any time and from time to time after the date hereof and without further consideration, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and assurances as may be considered by Buyer, its successors and assigns, to be necessary or proper to better effect the sale, conveyance, transfer, assignment, assurance, confirmation and delivery of ownership of the Purchased Assets to Buyer, or to aid and assist in collecting and reducing to the possession of Buyer, any and all Purchased Assets.

    4.  Amendment or Termination; Successors and Assigns.  This Bill of Sale may not be amended or terminated except by a written instrument duly signed by each of the parties hereto. This Bill of Sale shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

    5.  No Third Parties.  Nothing in this Bill of Sale, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than Buyer and Seller, their successors and assigns, any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of the Buyer and Seller, their successors and assigns.

    6.  Construction.  This Bill of Sale, being further documentation of a portion of the conveyances, transfers and assignments provided for in and by the Agreement, neither supersedes, amends, or modifies any of the terms or provisions of the Agreement nor does it expand upon or limit the rights, obligations or warranties of the parties under the Agreement. In the event of a conflict or ambiguity between the provisions of this Bill of Sale and the Agreement, the provisions of the Agreement will be controlling.

    7.  Governing Law.  The rights and obligations of the parties under this Bill of Sale will be construed under and governed by the internal laws of the State of Washington (regardless of its or any other jurisdiction's conflict-of-law provisions).

    8.  Counterparts.  This Bill of Sale may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first written above.

SELLER:

TORCHMARK HOLDINGS LTD.

By:

Name:

Title:

BUYER:

DICOM IMAGING SYSTEMS, INC.:

By:

Name:

Title:

EXHIBIT C

ASSIGNMENT SEPARATE FROM CERTIFICATE

    FOR VALUE RECEIVED Torchmark Holdings Ltd., hereby sells, assigns and transfers unto Dicom Imaging Systems, Inc. [written number] ([number in numerals]) shares of the Common Stock of Dicom Imaging Systems, Inc. standing in its name of the books of said corporation represented by Certificate No.            herewith and does hereby irrevocably constitutes and appoints Dicom Imaging Systems, Inc. attorney, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:

TORCHMARK HOLDINGS LTD.

By:

Name:

Title:

QuickLinks

SOFTWARE PURCHASE AGREEMENT
RECITAL
AGREEMENTS
EXHIBIT A
EXHIBIT B BILL OF SALE and ASSIGNMENT AND ASSUMPTION
RECITALS
EXHIBIT C ASSIGNMENT SEPARATE FROM CERTIFICATE